Third Quarter 2023 Investor Briefing November 21, 2023

Notice to Recipients Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe” or “OPC”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the Securities and Exchange Commission on November 13, 2023, and “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the Securities and Exchange Commission on August 10, 2023, and “Item 1A – RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on March 27, 2023. This electronic presentation is provided as of November 21, 2023. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that could have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. 2Third Quarter 2023 Investor Briefing

‣ Vogtle 3 & 4 Update ‣ Operations Update ‣ Environmental, Social and Governance Report ‣ Financial and Liquidity Update Presenters and Agenda Betsy Higgins Executive Vice President and Chief Financial Officer Mike Smith President and Chief Executive Officer 3Third Quarter 2023 Investor Briefing

Plant Vogtle Unit 3 4 Vogtle Unit 3 COD – July 31, 2023 Third Quarter 2023 Investor Briefing

Plant Vogtle Unit 4 Third Quarter 2023 Investor Briefing ‣ Received 103(g) letter from NRC on July 28th ‣ Completed Fuel Load on August 20th ‣ Reached Mode 4 on September 21st ‣ Reactor Coolant Pump (“RCP”) 2A tripped on September 29th due to motor fault ‣ Currently in the process of replacing this RCP with a spare, which was on-site and in inventory ‣ Commercial Operation Date target is March 2024 5

Unit 4 Project & RCP Replacement Schedules 6Third Quarter 2023 Investor Briefing Data from 10/18

Reactor Coolant Pump (RCP) 7Third Quarter 2023 Investor Briefing

Vogtle 3&4 – Dispute and Settlement 8 Overview of Cost Sharing and Freeze Dispute ‣ In June 2022, we notified Georgia Power of our election to exercise a tender option for Vogtle 3&4 to cap our capital costs in exchange for a proportionate reduction of our 30% interest in the two new units. The City of Dalton also exercised its tender option. ‣ Georgia Power disputed our right to tender as well as its cost-sharing responsibilities under the co-ownership agreements. The co-owners all filed lawsuits against Georgia Power to enforce the terms of the co-ownership agreements. MEAG settled its claims in September 2022. We and Dalton settled these claims in October 2023. Settlement Terms ‣ Cost Sharing: Georgia Power agreed to pay us the full amount ($99 million) plus interest ($5 million) due under the cost sharing provisions of the co-ownership agreements. ‣ Freeze: We retracted our tender and agreed to take our full 30% of the project (660 MW) and Georgia Power agreed to pay 66% of Oglethorpe’s 30% share of the costs in excess of the $19.2 billion freeze tender threshold we were asserting. Georgia Power’s total contribution for this will be approximately $346 million based on the current budget. ‣ Payment of Settlement Amounts: In connection with the settlement agreement, Georgia Power reimbursed us $308 million, representing the remainder of its cost sharing obligations plus interest and its 66% share of the costs we had paid in excess of the $19.2 billion threshold. The remainder of Georgia Power’s contribution will be credited to us monthly in the remaining payments for the completion of the project. ‣ The total value to us and our Members of the settlement is approximately $450 million based on the current Vogtle project budget. Third Quarter 2023 Investor Briefing

Vogtle 3&4 – Project Budget 9Third Quarter 2023 Investor Briefing ‣ With the settlement, our current budget for our 30% interest in Vogtle 3&4 is $8.3 billion. ‣ This budget reflects payments received from Georgia Power related to the cost sharing provisions of the settlement agreement, the majority of which was received after September 30. ‣ This budget is based on commercial operation date of March 2024 for Unit 4. Any schedule extension beyond this in-service date would increase our costs by approximately $20 million per month. ‣ With the settlement, our ownership share will remain 30%. (in millions) Actual Costs September 30, 2023 Project Budget (Post Settlement) Construction Costs (a) $6,413 $6,208 Financing Costs 1,974 2,046 Subtotal $8,387 $8,254 Deferred Training Costs 47 46 Totals $8,434 $8,300 Oglethorpe’s Ownership 660 MW (30%) (a) Construction costs are net of $1.1 billion we received from Toshiba Corporation under a Guarantee Settlement Agreement.

Oglethorpe’s Diversified Power Supply Portfolio Notes: Capacity and energy include Oglethorpe and Smarr EMC resources. Oglethorpe and Smarr EMC capacity reflects summer reserve planning capacity. Capacity includes Washington County acquired December 2022, which is under a tolling agreement with Georgia Power through May 31, 2024. 2023 Capacity (MW) 8,531 MW 10 2023 Energy (MWh) (October 2022 – September 2023) Member and Non-Member Sales 30 Million MWh Member Sales 29 Million MWh 60% 18% 12% 10% 50% 36% 10% 4% 52% 34% 10% 4% Third Quarter 2023 Investor Briefing

0% 25% 50% 75% 100% Hatch Vogtle 1&2 Vogtle 3 Scherer Chatt TASmith BCSmith Doyle Hawk Road Hartwell Talbot Baconton Rocky Mountain 2022 2023 Capacity Factor Comparison Through September 30 Nuclear Coal Gas – Combined Cycle Gas – Combustion Turbine (b) Pumped Storage Hydro 11 (a) (a) Vogtle Unit 3 was placed in service July 31, 2023. Represents capacity factor from in-service date through September 30, 2023. (b) Washington County, acquired December 2022, is under a tolling agreement with Georgia Power through May 31, 2024 and is therefore excluded from this chart. Third Quarter 2023 Investor Briefing

- 2,000 4,000 6,000 8,000 10,000 12,000 2017 2018 2019 2020 2021 2022 2023 Winter Peak Summer Peak 2017 2018 2019 2020 2021 2022 2023 (Millions MWh) Members’ Historical Load 12 Member Demand Requirements Member Energy Requirements Percent Change (MW) Percent Change in Overall Peak Highest Overall/Winter Peak (2022) = 10,810 MW Highest Summer Peak (2023) = 10,088 MW Summer Peak (2023 YTD) = 10,088 MW Winter Peak (2023 YTD) = 7,933 MW -5.2% 3.5% 16.4% -4.5% 6.0% 1.6% 7.0% 0.5% -0.8% -0.1% Projected 2023 YTD as of November 1 -2.0% 1.3% 6.2% -6.7% YTD 2017 2018 2019 2020 2021 2022 2023 Days ≥ 90o 38 65 90 38 21 44 54 Days ≥ 95o 0 2 33 3 0 8 16 Days ≥ 100o 0 0 0 0 0 0 0 Low ≤ 25o 3 10 3 5 2 4 0 Third Quarter 2023 Investor Briefing

Oglethorpe’s ESG Sustainability Path 13 ‣ Along with our Members, we have been working towards a sustainable and cleaner energy path for many years. ‣ Oglethorpe, its Members, and the related companies, Green Power EMC and Smarr EMC, for which we provide management services, work together to provide cleaner energy for our Members. • Green Power EMC is owned by each of our Members and obtains green power from facilities across Georgia. Green Power’s and our Members’ renewable capacity is expected to grow to over 2,100 MW by summer 2025. We provide management, staffing and various contractual services to Green Power EMC. • We schedule power from the Southeastern Power Administration (SEPA) for our Members. SEPA provides more than 500 MW of hydroelectric power to 33 of our Members through power purchase agreements. ‣ We also focus on recruiting a talented and diverse workforce and are active in the communities we serve. 2022 2021 ‣ As a cooperative, we are governed under a democratic model, with leadership elected from within the communities our Members serve. ‣ We are committed to transparency in our ESG endeavors as in all our business dealings. In November 2023, we published our third annual ESG report. 2023 Third Quarter 2023 Investor Briefing

14 Members’ Investment in Emission-Free Generation – Total System More than 30% of our members’ requirements were supplied by emission-free generation in 2022. When Vogtle Units 3 and 4 are both online, our members’ emission-free generation will increase to 45%. *Clean Energy Resources: includes nuclear and renewables (hydro; solar; wood waste and landfill gas facilities with capacities <25 MW) 1 Oglethorpe Power Energy Resources 2 Related Company Energy Resources 31.8% 68.2% 23.6% 4% 2.5% 1.6% 6.6% 30.4% 1.7% 29.5% 2022 Actual 45.4% 54.6% 21.6% 10.8% 6.6% 4.7% 1.7% 5.9% 26.4% 1% 21.2% 2025 Projected 32% EMISSION- FREE 45% EMISSION- FREE Existing Nuclear*1 Vogtle Units 3 and 4*1 Other Renewables* Green Power EMC*2 SEPA* Coal1 Natural Gas1 Smarr EMC2 Supplemental Contracts Third Quarter 2023 Investor Briefing

Significant Reduction in Carbon Emissions System Subset: Oglethorpe + Green Power + Smarr 15 Includes Smarr EMC and Green Power EMC. Output from pumped- storage hydro is excluded. 2025 reduction is projected. Compared to 2005, our CO2 emissions intensity rate is projected to decline by 47% by 2025, while at the same time we anticipate a 61% increase in the energy we generate for our members. Actual Projected 0.484 0.321 0.257 0 5,000,000 10,000,000 15,000,000 20,000,000 25,000,000 30,000,000 35,000,000 0 0.1 0.2 0.3 0.4 0.5 2005 2022 2025 M eg aw at t H ou rs C O 2 Em is si on s, M T/ N et M W h MT/Net MWh MWh Third Quarter 2023 Investor Briefing

Income Statement Excerpts

($ in thousands)	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022	9/30/2023-9/30/2022 % Change	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020
Statement of Revenues and Expenses:						
Operating Revenues:						
Sales to Members - Capacity	$763,294	$728,992	4.7%	$984,036	$946,662	$971,071
Sales to Members - Energy	461,343	794,369	-41.9%	990,647	610,447	405,939
Total Sales to Members	$1,224,637	$1,523,361	-19.6%	$1,974,683	$1,557,109	$1,377,010
Sales to non-Members	54,981	134,474	-59.1%	155,454	47,754	608
Operating Expenses:	1,080,308	1,481,168	-27.1%	1,936,086	1,410,482	1,159,909
Other Income	60,954	49,272	23.7%	72,244	71,254	50,695
Net Interest Charges	190,313	153,695	23.8%	204,591	207,854	212,509
Net Margin	$69,951	$72,244	-3.2%	$61,704	$57,781	$55,895
Margins for Interest Ratio(a)				1.14	1.14	1.14
Sales to Members						
Energy Cost (cents/kWh)	2.18	3.96	-44.9%	3.86	2.47	1.83
Average Power Cost (cents/kWh)	5.79	7.60	-23.8%	7.70	6.30	6.21
Sales to Members (MWh) (b)	21,151,772	20,053,117	5.5%	25,634,984	24,727,585	22,187,311

(a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe's Margins for Interest by Interest Charges, both as defined in Oglethorpe's First Mortgage Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10 for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. Oglethorpe increased its Margins for Interest ratio to 1.14 each year, starting in 2010, above the minimum 1.10 ratio required by the Indenture, and the 2023 budget also includes a 1.14 Margins for Interest ratio. Oglethorpe's Board of Directors will continue to evaluate margin coverage throughout the Vogtle construction period and may chose to further increase, or decrease, the Margins for Interest ratio in the future, although not below 1.10.

(b) Excludes test energy megawatt-hours from Plant Vogtle Unit No. 3 supplied to members. Any revenues and costs associated with test energy were capitalized.

Third Quarter 2023 Investor Briefing

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OglethorpePower

Balance Sheet Excerpts

($ in thousands)	September 30, 2023	December 31, 2022	December 31, 2021
Balance Sheet Data:			
Assets:			
Electric Plant:			
Net Plant in Service	$9,052,535	$4,385,770	$4,602,668
CWIP	3,491,051	7,716,035	6,779,392
Nuclear Fuel	397,873	388,303	375,267
Total Electric Plant	$12,941,459	$12,490,108	$11,757,327
Total Investments and Funds	1,354,572	1,321,693	1,552,808
Total Current Assets	1,180,026	1,330,889	1,308,050
Total Deferred Charges	1,271,376	1,346,680	1,088,841
Total Assets	$16,747,433	$16,489,370	$15,707,026
Capitalization:			
Patronage Capital and Membership Fees	$1,262,078	$1,192,127	$1,130,423
Long-term Debt and Finance Leases	11,317,871	11,565,450	10,590,784
Other	31,061	30,201	27,701
Total Capitalization	$12,611,010	$12,787,778	$11,748,908
Total Current Liabilities	1,915,157	1,495,293	1,718,008
Total Deferred Credits and Other Liabilities	2,221,266	2,206,299	2,240,110
Total Equity and Liabilities	$16,747,433	$16,489,370	$15,707,026
Total Capitalization	$12,611,010	$12,787,778	$11,748,908
Plus: Unamortized Debt Issuance Costs and Bond Discounts on LT debt	111,116	114,142	111,908
Plus: Long-term Debt and Finance Leases due within one year	407,371	322,102	281,238
Total Long-Term Debt and Equities	$13,129,497	$13,224,022	$12,142,054
Equity Ratio[(a)]	9.6%	9.0%	9.3%

(a) The equity ratio is calculated, pursuant to Oglethorpe's First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus unamortized debt issuance costs and bond discounts and long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant requirement to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has a covenant in three credit agreements that currently requires a minimum total patronage capital of $750 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements.

Third Quarter 2023 Investor Briefing 17

Total amount outstanding under all RUS Guaranteed Loans is $2.7 billion, with an average interest rate of 3.380%. RUS Guaranteed Loans(a) (a) RUS-guaranteed loans are funded through Federal Financing Bank and made at comparable Treasury plus 0.125%. (b) New loan applications were submitted in May 2023 for the acquisition of the Washington and Baconton facilities. (c) RUS loan conditionally committed as of September 27, 2023. We expect to begin funding under this loan in late 2024. 18 RUS Loan Summary as of October 31, 2023 Third Quarter 2023 Investor Briefing Purpose/Use of Proceeds Approved Advanced Remaining Amount Approved Loans(b) General & Environmental Improvements - "AD48" $630,342,000 $435,868,221 $194,473,779 General & Environmental Improvements - "AH48" (c) $755,208,000 $0 $755,208,000 $1,385,550,000 $435,868,221 $949,681,779

DOE Loan Summary as of October 31, 2023 ‣ Oglethorpe has fully advanced $4.6 billion of eligible project costs related to Vogtle 3&4 pursuant to loan agreements with DOE funded through the Federal Financing Bank. ‣ We began principal repayments of our DOE-guaranteed loans in February 2020, in accordance with the promissory notes. We expect to repay a total of approximately $486 million in principal by March 2024 and plan to refinance this with taxable bonds. To date, we have repaid $424.2 million under these loans. 19 DOE Guaranteed Loans for Vogtle 3&4 Average interest rate on the outstanding balance under these loans is 2.936%. Third Quarter 2023 Investor Briefing Loan Agreement Advanced Repaid Outstanding 2014 Loan $3,013,348,382 $276,057,910 $2,737,290,472 2019 Loan 1,619,679,706 $148,168,300 1,471,511,406 $4,633,028,088 $424,226,210 $4,208,801,878

Vogtle 3&4 - Financing Plan 20 ‣ As of September 30, 2023, approximately $7.6 billion in long-term debt has been issued to finance Vogtle 3&4. ‣ We expect to finance the $693 million of remaining costs and refinance $486 million of outstanding DOE debt which is maturing before April 2024 with First Mortgage Bonds in the capital markets. (a) These amounts are based on the project budget of $8.3 billion. (b) We have a rate management program that is voluntary for Members. This program allows us to expense and recover interest during construction costs on a current basis that would otherwise be deferred or capitalized and financed through the issuance of long-term debt. Weighted average interest rate on Vogtle 3&4 financing to date is ~3.7%. Capital Markets to Date, $2.84 Billion DOE Issuance (Completed), $4.63 Billion Future Capital Markets, $693 Million (a) Expensed Interest During Construction, $137 Million (b) - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 $ M illi on s DOE Debt Maturing Before Vogtle 4 In-Service Date to be Refinanced in the Capital Markets, $486 Million Third Quarter 2023 Investor Briefing

Extension of Wholesale Power Contract 21 ‣ On November 15, Oglethorpe extended its wholesale power contract with each of its Members to December 31, 2085. • Represents a 35-year extension from the prior 2050 termination date. ‣ Will allow Oglethorpe to take advantage of longer-term financing. Debt maturities do not currently go beyond 2050, and this is already shorter than 30 years. ‣ Allows Oglethorpe to better match debt amortization with depreciation expense on long-lived assets such as Vogtle 3&4, which is expected to have a life of 60-80 years. ‣ The last time Oglethorpe extended the contract was in 2005 when the term was extended from 2025 to 2050. Third Quarter 2023 Investor Briefing

$0 $500 $1,000 $1,500 $2,000 Q 1 20 22 Q 2 20 22 Q 3 20 22 Q 4 20 22 Q 1 20 23 Q 2 20 23 Q 3 20 23 Q 4 20 23 Q 1 20 24 Q 2 20 24 Q 3 20 24 Q 4 20 24 Q 1 20 25 Q 2 20 25 Q 3 20 25 Q 4 20 25 Q 1 20 26 Q 2 20 26 Q 3 20 26 Q 4 20 26 Q 1 20 27 Q 2 20 27 Q 3 20 27 Q 4 20 27 Q 1 20 28 Q 2 20 28 Q 3 20 28 Q 4 20 28 Q 1 20 29 Q 2 20 29 20 43 (M ill io ns ) $110mm CFC Unsecured Bilateral (b) $250mm CFC Secured Bilateral ($140 million available)(b)(c) Oglethorpe’s Bank Credit Facilities 22 Time Now (a) Expires in October 2024. Oglethorpe expects to renew this facility at its expiration (size and term are not yet determined). (b) Oglethorpe is pursuing the renewal of the CFC credit facilities, which expire in December 2023. (c) The secured term loan amount is $250 million, however, any outstanding advances under the CFC $110 million unsecured line of credit reduce the amount that can be borrowed under the term loan; therefore, we show only $140 million of the secured term loan as being available. (d) Expires in December 2024. Oglethorpe plans to renew this facility in Q2 2024 (size and term are not yet determined). Optional Term-Out of $250mm Secured Bilateral with 2043 Maturity $1.21B Syndicated Revolver / CP Backup (d) $350mm JPMorgan Bilateral (a) Pursuing renewal of both CFC credit facilities, which expire in December 2023, for up to 5-years. ………… Plan to renew in Q2 2024. Size and term TBD. Plan to renew in late 2024. Size and term TBD. NRUCFC $235 CoBank $150 MUFG $125 Bank of America $100 Mizuho Bank $100 Regions Bank $100 Royal Bank of Canada $100 Truist Bank $100 Fifth Third Bank $50 Goldman Sachs Bank $50 J.P. Morgan Chase Bank $50 U.S. Bank $50 Third Quarter 2023 Investor Briefing

Credit Ratings ‣ Credit ratings were recently affirmed by each of the rating agencies following the commercial operation of Vogtle Unit 3 in July 2023. • S&P’s rating outlook was changed to Stable from Negative in August. • Fitch’s rating outlook was changed to Positive from Stable in October. 23 Moody’s Standard & Poor’s Fitch Baa1 Stable Outlook BBB+ Stable Outlook BBB Positive Outlook Current Credit Ratings for Secured Long-Term Debt Third Quarter 2023 Investor Briefing

Recent and Upcoming Financial Activity Completed in 2023 February Remarketing of $100 million Burke Series 2017F Pollution Control Bonds September Received conditional commitment for $755.2 million RUS loan. Upcoming in 2023 Q4 ~$300 million first mortgage bond issuance for Vogtle 3&4 Renewal of CFC credit facilities Upcoming in 2024 Q2 Renewal of syndicated bank credit facility Timing TBD ~$900 million first mortgage bond issuance(s) for Vogtle 3&4 including 1) remaining long-term financing and 2) refinancing early maturities of DOE debt 24Third Quarter 2023 Investor Briefing

Oglethorpe’s Available Liquidity 25Third Quarter 2023 Investor Briefing $1,810 $966 $844 $414 $1,258 $0 $500 $1,000 $1,500 $2,000 Total Credit Facilities Less Borrowings Available Credit Facilities Capacity Cash Total Liquidity $ M ill io ns As of November 15, 2023 Borrowings Detail $3 million – Outstanding Letters of Credit for Operational Needs $37 million - CP for Vogtle Hedging $535 million - CP for Vogtle DOE Loan Principal and Interest Payments $109 million – CP for Washington and Baconton Acquisition Interim Financing $283 million - CP for Vogtle Interim Financing • Represents 420 days of liquidity on hand.

$1,210 $ 1,210 $1,810 $1,810 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 $2,250 $2,500 $2,750 Ja n Fe b M ar A pr M ay Ju n Ju l A ug S ep O ct N ov D ec B or ro w in gs ( M il) Cash Borrowings CP Availability Total Available Lines of Credit Ca sh B al an ce s (M il) Net Margin Liquidity Wholesale Power CostInterim CP Financing Balance Sheet Electric Plant Average Cost of Funds: 5.68% (dollars in millions) Secured LT Debt (10.31.23): $11.7 billion Weighted Average Cost: 3.81% 2023 Oct 31, 2023 2023 Cost of Power Sales to Members (excluding Rate Management Program). Additional Member Collections for Expensing of IDC Rate Management Program. 2023 2023 Secured Long Term Debt 26 1.14 MFI ratio Actual Forecast Third Quarter 2023 Investor Briefing $(300) $(100) $100 $300 $500 DOE RUS Taxable - $53 - $300 $147 $150 ($ Millions) Actual Issuance Forecasted Issuance Actual Repayment Forecasted Repayment $- $20 $40 $60 $80 $100 Ja n Fe b M ar Ap r M ay Ju n Ju l Au g Se p Oc t No v De c M illi on s Actual Budget 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 Budget YTD Actual YTD 6.89 5.75 6.94 5.79 ¢/ kW h Vogtle 3&4 Interest Rate Hedging - CP, $37 DOE - Vogtle 3&4 P&I - CP, $534 Washington Acquisition & Deferral - CP, $79 Baconton Acquisition & Deferral - CP, $15 Vogtle 3&4 Interim Financing - CP, $266 $0 $1 $2 $3 $4 $5 $6 $7 $8 $9 $10 $11 $12 $13 YE 2022 9/30/2023 $4.39 $9.05$0.39 $0.40$7.72 $3.49 (B illi on s) Construction Work in Progress Nuclear Fuel Electric Plant in Service Total Assets ($ Millions) $16,489 $16,747

‣ A link to this presentation will be posted on Oglethorpe’s website www.opc.com. ‣ Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K are made available on its website. ‣ Oglethorpe’s most recent ESG Report along with its qualitative and quantitative EEI ESG/Sustainability Reports are available on its website. ‣ Member information is generally filed as an exhibit to Form 10-Q for the first quarter of each year. (Exhibits are available on EDGAR but not on Oglethorpe’s website. Note: 2022 Member information was filed in an exhibit to Form 10-Q for the second quarter of this year.) ‣ For additional information please contact: Additional Information 27Third Quarter 2023 Investor Briefing Investor Contacts Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Joe Rick Director, Capital Markets and Investor Relations joe.rick@opc.com 770-270-7240 Cheri Garing Vice President, Planning cheri.garing@opc.com 770-270-7204 Media Contact Name Title Email Address Phone Number Blair Romero Director, Corporate Communications blair.romero@opc.com 770-270-7290